SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                              ______________


                                FORM 8-K/A

                              CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 4, 1998


                              ______________


                          STARBUCKS CORPORATION
       (Exact name of registrant as specified in its charter)

        Washington                0-20322               91-1325671
(State or other jurisdiction    (Commission          (I.R.S. Employer
     of incorporation)          File Number)        Identification No.)

                              ______________


                         2401 Utah Avenue South
                       Seattle, Washington  98134
      (Address of principal executive offices, including zip code)

                             (206) 447-1575
           (Registrants' telephone number, including area code)

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Item 9.  Sales of Equity Securities Pursuant to Regulation S

     On June 4, 1998, in connection with the closing of the acquisition of Seattle Coffee Holdings Limited ("Seattle Coffee"), Starbucks Corporation ("Starbucks") issued 1,292,384 shares of its common stock, no par value per share (the "Common Stock") pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Rule 903 of Regulation S promulgated under the Securities Act. Starbucks acquired Seattle Coffee pursuant to an offer to all of the shareholders and optionholders of Seattle Coffee. Starbucks declared the offer wholly unconditional on May 28, 1998 after all of the conditions precedent to the transaction, including the tender to Starbucks of at least 90% of Seattle Coffee's outstanding shares and the return of all option release notices, were fulfilled. At that time both Seattle Coffee and Starbucks were irrevocably committed to the transaction. Starbucks issued shares of common stock pursuant to Regulation S in exchange for all of the equity interests in Seattle Coffee held by sixty-eight (68) shareholders and optionholders of Seattle Coffee who were not "U.S. Persons" as defined in Rule 902(o) of Regulation S. Simultaneously with the issuance of shares of Common Stock under Regulation S, Starbucks Corporation issued 525,510 shares of Common Stock pursuant to Regulation D promulgated under the Securities Act to the shareholders and optionholders of Seattle Coffee who are "U.S. Persons" as defined in Rule 902(o) of Regulation S. No underwriters were involved in either of the two issuances.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Starbucks Corporation
                                            (Registrant)


Dated:  May 28, 1999                        /s/ Michael Casey
                                            -------------------------------
                                            By:  Michael Casey
                                            executive vice president,
                                            chief financial officer
                                            and chief administrative officer